CEA ACQUISITION CORP. (1)                                         [ETRIALS LOGO]

(OTCBB: CEAC, CEACU, CEACW)

Founded in 1999, etrials Worldwide, Inc. ("etrials") provides eClinical software that automates and manages pharmaceutical and medical device clinical trials.
etrials' technology enables pharmaceutical, biotechnology and contract research organizations to electronically capture and clean data for easy integration and review, providing faster and easier access to important data and maximizing the efficiency of clinical research.

MARKET NEED
-----------

The FDA has mandated that all clinical trial data be submitted in an electronic format. Still, according to the Clinical Data Interchange Standards Consortium
(CDISC), 70-80% of all clinical trials use paper to collect data, which is then converted into an electronic format prior to submission. Inefficiencies in the paper clinical trial process increase delays and add expense. This is especially crucial at a time when pharmaceutical companies have a growing pipeline of drug candidates, leading to a higher number of clinical trials. etrials believes that it competes in an addressable market of approximately $525 million. This market is expected to grow to $1.8 billion by 2010.

INVESTMENT CONSIDERATIONS
-------------------------

o    The eClinical software industry has high barriers to entry. Successful companies must possess both U.S. Food & Drug Administration ("FDA") and clinical trial experience. etrials is not aware of any new entrants to the market backed by significant funding since 2000.

o    etrials has facilitated over 450 clinical trials involving more than
     150,000 patients in over 50 countries.

o    21 approved New Drug Applications have utilized etrials' products.

o    etrials offers data warehousing capabilities through five eClinical products (see right) that provide clients with unprecedented insight into every aspect of a clinical trial.

o    An established industry presence, having worked with 100+ customers, including most of the top pharmaceutical and biotechnology companies.
     Clients also include Contract Research Organizations ("CROs"), including subscription license agreements with Quintiles Transactional Corp.,
     Omnicare, Inc. and Cato Research Ltd.

o    Consistent delivery has resulted in 75% repeat business.

MAKING ECLINICAL EASY
---------------------

                                [PHOTO OMITTED]

ONE OF THE INDUSTRY'S BROADEST
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E-CLINICAL PLATFORMS
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EDC -- Electronic Data Capture uses the Internet and Web-based forms to capture, review and validate data as soon as it is entered, improving the reliability of the study, and the safety and efficacy of the drug being tested.

ePRO - Electronic Patient Reported Outcomes are comprised of qualitative data about a patient's interaction with the medication or device being tested.
etrials was the first software vendor to use handheld devices to capture patient reported outcomes.

IVR -Phone-based Integrated Voice Response Systems play a major role in enrolling patients into a study, assigning each on a random basis to either a real drug or a placebo, managing drug supply, and collecting patient data.

CTMS - Clinical Trial Management Systems provide clients with a complete set of tools to control every aspect their clinical study, triggering milestones by the work accomplished.

ANALYTICS AND REPORTING - etrials' analytics software includes integrated technology from SAS Institute, Inc. ("SAS") for advanced analysis and review of trial results. etrials is one of three EDC companies authorized to sell the
SAS(R) Drug Development Platform on a per-trial basis.

MARKET GROWTH
-------------

                                [BAR CHART OMITTED]

(EDC-BASED TRIALS AS A PERCENTAGE OF ALL TRIALS)

30%       25%        20%        15%       10%       5%      0%

2.7%      5.1%      9.8%      16.6%     25.0%

2001      2002      2003      2004      2005 (est.)

Sources: 2001-2004, Forrester Research; 2005, Management estimate

($ in millions)

               2005                               2010

               Total                              Total
             Clinical   eClinical     etrials   Clinical   eClinicals  etrials
               Spend       Spend      Market      Spend      Spend     Market
             -----------------------------------------------------------------
CROs         $ 7,000    $1,750        $263      $12,250    $ 6,125     $  919

Internal     $ 7,000    $1,750        $263      $12,250    $62,125     $  919

Total        $14,000    $3,500        $525      $24,500    $12,250     $1,838

etrials addressable market information is predicated upon market information and growth rates expressed in EGE ("Emerging Growth Equities") Institutional
Research Report dated October 14, 2005.

                                 REVENUE GROWTH

 ($ in millions)

                               [BAR CHART OMITTED]

$4.6      $7.9     $12.8        $8.7                $10.8

2002      2003      2004      9 Mos. '04          9 Mos. '05

$14    $12    $10    $8    $6    $4     $2   $0

                                     BACKLOG
  ($ in millions)

                               [BAR CHART OMITTED]

 $6.0     $14.0     $20.4       $15.6         $22.3            $24.3

YE '02    YE '03    YE '04    9/30/2004      9/30/2005      10/31/2005

$25     $20     $15       $10       $5     $0

                               GROSS PROFIT MARGIN

                               [BAR CHART OMITTED]

23.0      51.7      58.9        60.7           54.7

2002      2003      2004    9 Mos. '04       9 Mos '05

80%  70%  60%  50%  40%  30%  20%  10%  0%

*    Reflects increased personnel, software development and client pass through costs, one-time legal settlement expenses, and software licenses and royalties.

                                     EBITDA

($ in millions)

                               [BAR CHART OMITTED]

($2.7)    ($.76)    $1.6      $1.2           $.653

 2002      2003     2004   9 Mos. '04      9 Mos. '05

$2   $1   $0   $1   $2   $3

One time 2005 non-recurring expenses through Sept. 30th

PHT Lawsuit/Royalty 660K

(1) On August 22, 2005, etrials and CEA Acquisition Corporation ("CEAC"), a special purpose acquisition company, announced that they had entered into a definitive merger agreement pursuant to which etrials would become a wholly owned subsidiary of CEAC. Details concerning the proposed merger are contained in CEAC's Registration Statement on Form S-4/A, which was filed with the Securities and Exchange Commission on December 13, 2005.

                              Making eClinical Easy

                                 [etrials logo]

CONTACT INFORMATION:                                               -OR-      INVESTOR RELATIONS COUNSEL:
Donald Russell, Vice-Chairman                                                The Equity Group Inc.
CEA Acquisition Corp.                                                        Devin Sullivan, Senior Vice President
(813) 318-9444 -or- drussell@ceaworldwide.com                                (212) 836-9608 -or- dsullivan@equityny.com
James W. Clark, VP Finance, Treasurer and Chief Financial Officer            Adam Prior, Senior Account Executive
etrials Worldwide, Inc.                                                      (212) 836-9606 -or- aprior@equityny.com
(919) 653-3411 -or- james.clark@etrials.com

All information in this Profile, including forward-looking statements, is current as of the date of this Profile. The forward-looking information are estimates and subject to change. Various risks and uncertainties may cause results to differ materially from management's expectations. CEAC and etrials disclaim any obligation to update these forward-looking statements. All parties receiving this Profile are encouraged to review all filings made by CEAC and etrials with the Securities and Exchange Commission for further information with respect to the companies, including cautionary statements regarding forward-looking information. The information contained herein is being provided for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities. The Equity Group is retained by
CEAC to provide investor relations services. The Equity Group, its officers or employees may have a position in the securities of CEAC.